FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                             OKLAHOMA CITY, OK 73102

G. M. FULLER (1920-1999)                                  TELEPHONE 405-235-2575
JERRY TUBB                                                FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES

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OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                                 April 24, 2002

George W. Cole
EMTC International, Inc.
Suite 770
3535 Northwest 58th Street
Oklahoma City, OK   73112

                    Re: EMTC International, Inc.

Dear Mr. Cole:

I have reviewed the Form SB-2 and Form S-4 Registration Statements of EMTC International, Inc. and am of the opinion that the securities being registered on the Form SB-2 have been legally issued, are fully paid, and are non-assessable and that the securities being registered on the Form S-4, when issued, will have been legally issued, fully paid and will be non-assessable.

                                   Sincerely,

                                   /s/ Thomas J. Kenan

                                   Thomas J. Kenan